EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:	Jennifer Franklin
Phone:	949.333.1721
Email:	jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT III, INC.
ACQUIRES ATLANTA-AREA ASSET FOR $32.4 MILLION
IRVINE, Calif., Jan. 18, 2017 – Steadfast Apartment REIT III, Inc. (STAR III) added to its apartment portfolio with its fourth acquisition, Reflections on Sweetwater, a 280-apartment-home community located in the Northeast Atlanta submarket of Lawrenceville, that was purchased for $32.4 million.
“The Atlanta area fits well into our investment strategy of purchasing mid-tier properties in growing communities,” stated Ella Neyland, president of Steadfast Apartment REIT III. “While Reflections on Sweetwater is our first Atlanta Metro acquisition for STAR III, it is the seventh Atlanta-area property acquired by the various Steadfast REITs.”
Completed in 1996, Reflections on Sweetwater includes 11 three- and four-story buildings with one-, two- and three-bedroom apartment homes that average 933 square feet. In-place rents average $965 per month and the community is currently 95.7 percent occupied.

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The community’s amenities include a resort-style pool with spacious sundeck, 24-hour fitness center, playground, clubhouse with resident lounge, outdoor BBQ grills, business center, lighted tennis-courts, walking trail, on-site lake, car-washing station and detached garage parking. Every apartment home in the community features nine-foot ceilings, washer/dryer connections, crown molding, built-in bookshelves, breakfast bars, ceiling fans and private balconies or patios.
Approximately half of the apartment homes were renovated by the previous owner to include an upgraded appliance package, faux-granite countertops, new plumbing fixtures and upgraded lighting. As part of the Steadfast Value Enhancement Strategy, STAR III plans to renovate and paint the remaining units when turning the apartments between residents, as well as adding faux-wood blinds to all the apartment homes.
Located in central Lawrenceville, 20 miles northeast of downtown Atlanta, the community offers direct access to Atlanta’s premier employers, including Cisco Systems, Kaiser Permanente, Primerica, Inc., and the Gwinnett County Government. Reflections is also located near some of the largest malls in the Southeast, including Sugarloaf Mills and Gwinnett Place Mall.
STAR III believes the Atlanta area is well-positioned for long-term success as it continues to benefit from its diverse range of industries and was recently ranked “#1 Moving Destination” by Penske, as well as “The #5 Metro for Best Places for Business and Careers” by Forbes.
With the acquisition of Reflections on Sweetwater, STAR III has now invested approximately $132 million in multi-family properties in Colorado, Georgia, Illinois and Texas.
About Steadfast Apartment REIT III
    Steadfast Apartment REIT III intends to acquire a diverse portfolio of middle-market apartments and senior living facilities located throughout the United States.

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    STAR III is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of STAR III’s prospectus and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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